REPLACEMENT PROMISSORY NOTE

$4,464,778.55                                             Minneapolis, Minnesota
Due:  September 1, 1999                                         November 7, 1996

     FOR VALUE RECEIVED, the undersigned, Sunrise Resources, Inc., a Minnesota corporation ("Sunrise") and Sunrise Leasing Corporation, a Minnesota corporation (SLC; and together with Sunrise being sometimes hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), jointly and severally promise to pay to the order of The Daiwa Bank, Limited (the "Lender"), at The Sumitomo Bank, Ltd., ABA Number 071001850 for credit account of The Daiwa Bank, Ltd, Tokyo A/C Number 010021413, Reference: Sunrise Resources (or other location specified by the Lender), the sum of Four Million Four Hundred Sixty Four Thousand Seven Hundred Seventy-Eight and 55/100ths Dollars ($4,464,778.55).

     The Borrower jointly and severally promise to pay interest on the unpaid principal amount of this Note at such interest rates and at such times as are specified in the hereinafter referred to Loan Agreement.

     The Borrower agrees to pay the principal of this Note in the amounts and at such times as are specified in the Loan Agreement.

     Both principal and interest are payable in lawful money of the United States of America in immediately available funds.

     This Note is the Note referred to in, and is entitled to the benefits of, the Amended and Restated Loan and Security Agreement dated as of November 7, 1996 (the Amended and Restated Loan and Security Agreement as it may be amended, modified, supplemented or restated from time to time being herein referred to as the "Loan Agreement") among the Borrowers and the Lender. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events prior to the maturity hereof upon the terms and conditions therein specified, and contains provisions for the mandatory prepayment hereof upon certain conditions.

     This Note is secured in accordance with the Loan Agreement and may now or hereafter be secured by one or more other security agreements or other instruments or agreements.

     Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived. In the event of default, the undersigned agrees to pay costs of collection and reasonable attorneys' fees including, without limitation, attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's judgment or order.

     This Note is being executed and delivered in replacement of, but not in payment of, that certain Promissory Note dated February 7, 1995 made by Sunrise payable to the order of the Lender in the original principal amount of $7,200,000.00 and on which there is an outstanding principal balance of $4,464,778.55; which outstanding principal balance is now evidenced by the Note.


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     EACH  BORROWER  HEREBY  WAIVES  THE  RIGHT TO TRIAL BY JURY OF THE  MATTERS
ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                            Sunrise Resources, Inc.


                                            By /s/ Barry J. Schwach
                                            Its Chief Financial Officer


                                            Sunrise Leasing Corporation


                                            By /s/ Barry J. Schwach
                                            Its Chief Financial Officer